GENUFOOD

SOLE DISTRIBUTORSHIP AGREEMENT (GENERAL OUTLET – HUMAN CONSUMPTION) AND PRIVATE PLACEMENT

THIS AGREEMENT is made and entered on 11th day of October, 2010 BETWEEN **GENUFOOD ENERGY ENZYMES CORP**, a US domestic corporation duly incorporated under the laws of the State of Nevada, United States of America and having its registered office at Two Allen Center, 1200 Smith Street, Suite 1600, Houston, TX 77002, United States of America (hereinafter referred to as "the Enzymes Provider" or "the Company") of one part **AND TAIWAN CELL ENERGY ENZYMES CORPORATION**, a limited private company duly organised under the laws of the Republic of China bearing a VAT Registration No. 53143409 and having its registered office at no. 2F, No. 18, Boguan East Street, North District, Taichung City 404, Taiwan, Republic of China (hereinafter referred to as "the Distributor") of the other part.

RECITALS

WHEREAS, the Company is engaged in the marketing, distribution and exporting of various enzyme products for human and animal consumption in the United States of America and is keen to appoint a distributor to promote, market and distribute its enzyme products for human consumption, namely, Cellax-NCE, Cellax-NCE Plus, Cellax-GFL, Cellax-GFL Plus, Cellax-TT, Cellax-TT Plus, Cellax-FG1, Cellax-SP, Cellax-E2AF, Cellax-E, Cellax-SNU and Cellax-DG1 (hereinafter collectively referred to as "the Products" pursuant to clause 1.2 below) in the country of the Republic of China (Taiwan)(hereinafter referred to as "the Territory" pursuant to clause 1.3 below).

WHEREAS, the Distributor is a marketing, trading and distribution company and is keen to promote, market and distribute the Products in the Territory for resale only to the general public in the Territory but not to the Special Outlet as defined pursuant to clause 1.4 below.

WHEREAS, the Company had on 21st September, 2010 entered into an agreement with Access Management Consulting and Marketing Pte Ltd, Level 31, Six Battery Road #31-00, Singapore 049909 (hereinafter referred to as "the Marketing Agent") as the Company sole marketing agent for the sourcing, selection and interviewing country sole distributor for marketing and distribution of the Products to the world at large.

WHEREAS, the Company had on 6th July, 2010 entered into an agreement with Access Finance and Securities (NZ) Limited, Level 20, ASB Bank Centre, 135 Albert Street, Auckland 1010, New Zealand (hereinafter referred to as "the Advisor") as the Company's securities placement agent in respect of the Company's capital structure program.

AND WHEREAS the Company is desirous and wishes to sell the Products to the Distributor and the Distributor wishes to purchase from the Company the Products for promotion, marketing and distribution throughout the Territory for resale only to the general public but not to the Special Outlet in its capacity as a Sole Distributor for this purpose.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1. DEFINITIONS

1.1. When used in this Agreement, each of the following expressions shall have the meaning attributed to it below.

1.2. "Products" means enzyme products for human consumption in powder form and in capsule formulated for and distributed by the Company as follows:

Category A – Enzyme Products for Human Consumption

Item No.	Product Code	Product Name	Size
1.	1101	Cellax-NCE	1 packet 5g each
2.	1102	Cellax-NCE Plus	1 capsule 250mg each
3.	1103	Cellax-GFL	1 packet 7g each
4.	1104	Cellax-GFL Plus	1 capsule 250mg each
5.	1105	Cellax-TT	1 packet 10g each
6.	1106	Cellax-TT Plus	1 capsule 250mg each
7.	1201	Cellax-FG1	1capsule 500mg each
8.	1202	Cellax-SP	1 capsule 500mg each
9.	1203	Cellax-E2AF	1 capsule 750mg each
10.	1204	Cellax-E	1 capsule 500mg each
11.	1205	Cellax-SNU	1 capsule 500mg each
12.	1206	Cellax-DG1	1 capsule 500mg each

1.3. "Territory" shall mean the boundary and the territory of the Republic of China (Taiwan) excluding the territories of the People's Republic of China, Hong Kong and Macau.

1.4. "Special Outlet" shall mean all hospital, medical centres, clinics, pharmacies and drug stores whether such hospital, medical centres, clinics, pharmacies and drug stores are government or privately owned for providing medical consultation, medical treatment and surgery for human beings and animal in the said Territory. Special Outlet shall also to include police, arm forces, and animal breeding and livestock husbandry in the said Territory.

1.5. "Parties" shall mean the Company and the Distributor collectively and Party shall mean either one of them as the case may be.

1.6. Headings in this Agreement are inserted only for reference and shall not affect the interpretation or construction of the substantive provisions hereof.

2. DISCLOSURE, THE PRODUCTS AND STANDARDS

2.1. The Company discloses that the Products are OEM manufactured, that is to say, the Products are manufactured under contract manufacturing with various enzyme manufacturers.

2.2. The Company further discloses that the Products are manufactured in accordance to quality control and assurance ISO2009:2000 and/or in accordance to the quality control and assurance requirements and standards specified in the country where the Products are manufactured.

2.3. By virtual of the provisions of the contract manufacturing arrangement, the Products are on private label which label bearing the trademark Cellax-NCE, Cellax-NCE Plus, Cellax-GFL, Cellax-GFL Plus, Cellax-TT, Cellax-TT Plus, Cellax-FG1, Cellax-SP, Cellax-E2AF, Cellax-SNU and Cellax-DG1 belongs to the Company (hereinafter collectively referred to as "the Trademark").

3. GRANT OF RIGHT AND UNDERTAKINGS OF THE COMPANY

3.1. The Company agrees to appoint the Distributor to act as the Sole Distributor for the Products and hence, to sell the Products to the Distributor for marketing, promotion and distribution of the Products in the Territory for resale only to the general public but not to the Special Outlet and the Distributor hereby accepts such appointment.

3.2. The Company hereby grants to the Distributor, who accepts, for the terms of and subject to the provisions of this Agreement:

3.2.1. the exclusive right in the Territory to market, promote and distribute the Products for resale only to the general public but not to the Special Outlet;

3.2.2. the right to use the brochures, photographs, promotional materials, leaflets, advertisement materials and any other material attached and/or related to the Products (hereinafter collectively referred to as "the Materials) whether or not such Materials have been provided by the Company or printed by the Distributor;

3.2.4. the right to use the Materials for publicity, promotion and advertisement in website, homepage and internet established by and/or belonged to the Distributor; and

3.2.5. the right to appoint sub-distributor(s), wholesaler(s) and/or dealer(s) in the Territory for the purpose of promotion, marketing, distribution and reselling of the Products PROVIDED ALWAYS that these sub-distributor(s), wholesaler(s) and/or dealer(s) are prohibited to promote, market, distribute and resell the Products to the Special Outlet.

3.3. The Company shall at its own expense provide the Distributor the specification of the Products, description of the Products, quality control standards and a quantity of the Products as sample for test marketing which quantity shall be determined at the sole discretion of the Company.

3.4. The Company shall also as from time to time during the continuance in force of this Agreement, invite the Distributor to attend and participate at GEEC enzyme conferences, workshops and GEEC Enzyme Club activities.

4. THE DISTRIBUTOR'S DUTIES AND RESPONSIBILITIES

4.1. The Distributor undertakes at its own expense to:

4.1.1. work with reasonable diligence to promote, market, sell and distribute the Products to the general public but not to the Special Outlet in the Territory;

4.1.2. employ suitable person(s) to discharge its duties and responsibilities;

4.1.3. from time to time comply with such reasonable directions and instructions as may be given by the Marketing Agent in respect of the Company's marketing and sales policies;

4.1.4. from time to time attend meetings with the Company and/or with the Marketing Agent with regards to the sales performance of the Products in the said Territory; and

4.1.5. at the request of the Company and/or the Marketing Agent, participate in any market survey plan, Products survey plan, test marketing plan and annual or quarterly sales forecast plan.

4.2. Promptly submit quarterly sales report as directed by the Company or the Marketing Agent.

4.3. At the request of the Company or the Marketing Agent, assist in the organisation of the GEEC Enzyme Club membership activities and dealers functions in the said Territory.

4.4. Before signing of this Agreement, the Distributor must check with the authority of the Territory to ensure that the Products falls under Food Supplement or Dietary Supplement and the laws and regulations about the importation and labelling and to advice the Company on this matter including importation and custom requirements.

5. THE PRUCHASE QUOTA

5.1. To qualify for the status as a Sole Distributor for the Products for resale in the Territory, the Distributor hereby undertakes that they will purchase from the Company annually of no less than USD2 million worth of the Products or 10,000 cartons of the Products whichever is the higher.

5.2. The USD2 million purchase quota mentioned in the preceding paragraph shall mean the total purchases of the Products for the first year only and thereafter such purchase quote shall subject to change after consultation between the Marketing Agent and the Distributor.

6. THE PRICE

6.1. The Company shall sell the Products to the Distributor as per Price List enclosed, marked as Exhibit I. Notes appearing on the Price List form part and parcel of this Agreement. They are terms and conditions thereof.

6.2. The selling price of the Products are subject to change without advance notice to the Distributor. However, the Company shall attempt to notify the Distributor in advance whenever it is practicable to do so.

7. SHORTAGE DURING TRANSITU AND DELIVERY

7.1. Unless the selling price to the Distributor is deemed to be a Delivered Price, it is the duty of the Distributor to arrange adequate and sufficient insurance coverage and to purchase and pay for such insurance policy or policies for all the Products in transitu the moment such Products depart the Company's warehouse as notified by the Company to the Distributor.

7.2. If the Company has quoted a Delivered Price to the Distributor and the Distributor pays for it, the Company shall then cause to issue a credit note for the shortage of the Products the difference between the quantity ordered and the actual quantity delivered and received by the Distributor PROVIDED ALWAYS that such discrepancies have been notified by the Distributor to the Company at the time the Distributor received the Products and a report certified by a representative of carriage company or the Company or the Marketing Agent evidencing such discrepancies.

7.3. It is the duty of the Distributor to notify the Company its bank account details for the wire of the amount of the credit note referred to in the preceding paragraph by sending such information to the Company's address as mentioned above or by fax or electronic mail.

7.4. All credit notes issued by the Company in the current month will be settled in the following month.

8. PAYMENT

8.1. Subject to clause 9.6 below, payment for the Products shall be by way of telegraphic transfer to the bank account of the Company or by way of confirmed irrevocable letters of credit at sight in favour of the Company. Details of the bank account of the Company is as follows:

Bank's name : JPMorgan Chase Bank, NA

Bank's address : 800 Lakeway Drive
Bellingham, WA 98229

Swift Code : CHASUS33

Account Number : 866525124

8.2. If there is a change in bank account details, the Company shall notify the Distributor as soon as practicable in writing by post or fax or by electronic mail.

9. PACKING LIST, MINIMUM ORDER QUANTITY AND THE FIRST PURCHASE ORDER

9.1. The Packing List for the Products is enclosed herewith marked as Exhibit II.

9.2. The minimum order quantity for each and every purchase order of the Distributor shall be no less than 50 carton each of the Products or assorted 250 cartons of the Products.

9.3. Upon signing of this Agreement, the Distributor shall place an order of minimum assorted 350 cartons of the Products (hereinafter referred to as "the First Purchase Order) as annex herein marked as Exhibit III.

9.4. After the First Purchase Order the Distributor shall for the purpose of subsequent ordering of the Products, issue confirmed purchase order(s) stating clearly the quantity to be ordered corresponding to the Product Code, Product Name and Packing List such confirmed purchase order(s) shall be sent to the Company and copy it to the Marketing Agent by way of post, fax or electronic mail.

9.5. The lead time for the first delivery against the First Purchase Order shall be sixty (60) days from the date of this Agreement thereafter, the lead time will be thirty (30) days for subsequent orders.

9.6. The Distributor shall pay for the First Purchase Order only in the following agreed manner:

9.6.1. Fourteen days from the date of this Agreement - 30% of the total amount.

9.6.2. Thirty days from the date of this Agreement - 70% of the total amount.

Payment for the First Purchase Order shall be by way of telegraphic transfer to the Company's bank account mentioned in clause 8.1 above.

10. DEFECTIVE PRODUCT AND COMPLAINT

10.1. If at any time during the continuance in force of this Agreement, there is any complaint received by the Distributor about the Products and/or defective Products found by the Distributor, the Distributor shall within forty eight (48) hours of such incident occurs notify the Company and the Marketing Agent by telephone, fax or electronic mail and submit or furnish evidence of such defective Products and/or complaint from the sub-distributor(s), wholesaler(s), dealer(s) or the consumer as the case may be, for the Company to address such problem or complaint.

10.2. The Company having receipt of the complaint notice and the evidence from the Distributor about the defective Products and/or complaint mentioned in the preceding paragraph, the Company shall as promptly within ninety six (96) hours response to those issues.

10.3. If the Products are found genuinely and proven defective, it will be replaced at the expense of the Company such replacement will take place within thirty (30) days after proven defective of the Products established.

10.4. If it is a complaint from the sub-distributor(s), wholesaler(s), dealer(s) or consumer that touches on the technicality of the Products, the Company shall seek the advice from the OEM Manufacturer and to request the OEM Manufacturer to response to those complaints with responsibility.

10.5. If there is anything or issues related to defective Products and/or complaint from the sub-distributor(s), wholesaler(s), dealer(s) or the consumer could not be resolved, it is agreed by both Parties that the injured Party shall adopt legal action and commence legal proceedings to resolve such unresolved issues, in any event, such legal action does not terminate this Agreement unless there is an order from a court or authority of a Government from the Territory ordering the termination of this Agreement.

10.6. Defective Products means the Products are of un-merchantable quality and unfit for human consumption and does not cover the Products that has expired the life span due to the failure of the Distributor unable to sell or resell the Products in the Territory promptly before the expiry date.

11. PRODUCTS SOLD ARE NON-RETURNABLE

11.1. Both Parties agreed that once the Products are sold by the Company to the Distributor, it cannot be returned to the Company for whatever reason it may be unless clause 10.3 above occurs.

11.2. Both Parties also agreed that unless the Price is a Delivered Price or Carriage, Insurance and Freight Price (CIF) Price, it is the duty of the Distributor to check, inspect and carry out physical count of the Products at time of arrival of the Products at the Distributor's warehouse. If there is any discrepancies, the Distributor shall within twenty four (24) hours knowing of the discrepancies notify the Company and the Marketing Agent by telephone, fax or electronic mail and the Company shall cause to send a representative to the Distributor's warehouse to inspect the Products and address the said discrepancies and forthwith lodge an Insurance Lost Claim Report.

11.3. If the insurance policy is in the name of the Distributor and the beneficiary is the Distributor, then, it is the duty of the Distributor to lodge an insurance report and file an insurance claim and vice versa.

12. BONUSES, REBATES AND PERFORMANCE INCENTIVES

12.1. During the continuance in force of this Agreement, the Company may cause to implement such scheme like Bonuses, Rebates and Performance Incentives as the Company thinks fit and proper and will notify the Distributor in writing once it is in place ready for implementation.

13. INVESTMENT BY THE DISTRIBUTOR – PRIVATE PLACEMENT

13.1. Without undue influence or duress and on a "Willing Buyer, Willing Seller" basis, the Distributor hereby warrants that they wish to invest in the businesses of the Company by acquiring common shares of the Company of an amount USD1 million (hereinafter referred to as "the Offer").

13.2. The Company hereby accepts the Offer on condition that:

13.2.1. The Distributor subscribes the Offer by depositing the money of USD1 million into the Company's bank account on or before 15th June, 2011.

13.2.2. The USD1 million is to be paid by the Distributor in the following agreed manner:

13.2.2.1. On or before 10th October, 2010 – USD200,000.00. The Distributor had on 8th October, 2010 deposited into the Company's bank account by way of telegraphic transfer a sum of USD200,000.00 in compliance of this clause as per Remittance Advice attached herein marked as Exhibit IV.

13.2.2.2. Balance USD800,000.00 divided into four equal instalments of USD200,000.00 each, as follows:

(a) On or before 10th December, 2010 – USD200,000.00.

(b) On or before 10th February, 2011 – USD200,000.00.

(c) On or before 10th April, 2011 – USD200,000.00.

(d) On or before 10th June, 2011 – USD200,000.00.

13.3.3. It is agreed by both Parties that on a "Willing Buyer, Willing Seller" basis, the price per share shall be USD0.008 and 125 million common shares will be issued to the Distributor for the said Offer PROVIDED ALWAYS that the Offer has been fully subscribed and paid by the Distributor.

13.3.4. It is also agreed by both Parties that in the event the Distributor commits a default in the subscription payment of the Offer, the Company has a right to:

13.3.4.1. Treat that portion of the default subscription payment onwards as lapsed, null and void; or

13.3.4.2. Revise the price per share which price revision shall be at the sole discretion of the Company and forthwith determine a new subscription payment date to be performed by the Distributor.

13.4. The Company shall upon receipt such subscription monies from the Distributor:

13.4.1. Cause to notify the Advisor and the Advisor shall prepare the Private Placement Subscription Agreement for the Distributor to sign. After signing, the Advisor shall send the said signed Private Placement Subscription Agreement together with a copy of this Agreement to the Securities Lawyer for shares registration purpose.

13.4.2. Cause to notify the Shares Transfer Agent to issue the Share Certificate(s) to the Distributor. Once the Share Certificate(s) have been registered in the name of the Distributor, the Distributor has the right to transfer such share as the Distributor thinks fit and proper to any third party PROVIDED ALWAYS that any transfer fees or charges related to such transfer shall be borne and paid by the Distributor and compliance of clause 13.5 below.

13.5. The Distributor acknowledges the fact that the subscription for the Company's common shares may or may not subject to restrictions impose by the US Securities and Exchange Commission (hereinafter referred to as "the SEC") which restrictions, if may, is beyond the control of the Company and is at the discretion of the SEC. Such restrictions may include not an immediate sale or transfer of the said shares purchased by the Distributor. The Distributor accepts it without any objections thereof.

13.6. The Distributor agrees that investment always carry a risk and there is always a risk in doing enzyme business like the one the Company is doing. There is no guarantee that the Company will succeed in the marketing and distribution of the enzyme Products throughout the world at large nor there is any guarantee that the Company will be successful to go public under its capital structure program. Therefore, the Distributor acknowledges and accepts the element of risk mentioned herein in its entirety.

13.7. The Distributor further agrees that it is their duty to seek advices from professionals like lawyers, accountants, bankers or securities dealers as the case may be in respect of their investment in the shares of the Company before making any subscription or payment thereof.

13.8. Common shares holders of the Company are entitled to attend Shareholders' Meeting and to vote at General Annual Meeting. It is the duty of the Distributor to obtain a copy of the Company's Bylaws for their reference and understanding of shareholder's right.

13.9. Once the Offer is fully subscribed or paid, the Offer is closed and finished. If the Distributor wishes to invest further, the Distributor should consult and discuss with the Advisor.

13.10. Any commission payable to the Advisor for the Offer shall be paid by the Company.

14. DURATION

14.1. This Agreement shall become effective on the date first written above and shall continue for five (5) years with option to renew for another five (5) years. The option to renew is at the first discretion of the Distributor. In considering the duration of this Agreement, clause 13 above is excluded.

14.2. A three (3) month advance written notice is required if the Distributor has no intention to renew this Agreement.

14.3. All notices should be sent to the address above written or by electronic mail. Details of contact numbers and electronic mail address of the Parties are:

	Telephone Number	Fax Number	Email Address
The Company	+1 713 353 8834	+1 713 353 4601	salesadmin@geecenzymes.com OR vtotwnosl@seed.net.tw
The Distributor	+886 4 2326 7540 OR +886 3 367 1396	+886 3 362 9081	jentenhsu@yahoo.com.tw

14.4. If there is a change in the postal address, telephone number, fax number and/or the electronic mail address, the changed Party shall forthwith notify the other Party by a two week advance written notice specifying the change.

15. TERMINATION

15.1. The Company may terminate this Agreement immediately in the event either of the following events occur:

15.1.1. The Distributor commits a breach of any provision herein and such breach is not remedied within sixty (60) days after receiving notice from the Company to rectify same. A breach of clause 13 above will not render this Agreement terminated; or

15.1.2. The Distributor ceased to function as a business concern or become unable to pay its debts as they become due.

15.2. Notwithstanding any of the aforesaid under this Agreement, either Party may terminate this Agreement by giving written notice thereof to the other Party if any of the following events should occur:

15.2.1. either Party goes into liquidation proceedings whether compulsory or voluntary for any reason whatsoever; or

15.2.2. a receiver is appointed to administer and manage whole or any part of either Party's assets;

15.2.3. either Party makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts when they become due; or

15.2.4. any proceedings are commenced against either Party seeking liquidation, dissolution or similar relief under any applicable statue, law or regulation and such proceedings are not discharged or discontinued within ninety (90) days after such commencement; or

15.2.5. three (3) months advance written notice is required for early termination of this Agreement with reasons to be given by the Party who wants to have early termination.

16. CONSEQUENCES OF TERMINATION

16.1. After termination or early termination of this Agreement, the Distributor shall remain entitled to all bonuses, rebates and performance incentives pursuant to such scheme in operation at the time of termination. The Company shall be bound to pay such bonuses, rebates and incentives to the Distributor.

16.2. On expiration or early termination of this Agreement, for any reason, the following shall apply:

16.2.1. The Distributor shall return all the Materials belonging to the Company at the Company's expense;

16.2.2. The Company shall purchase or pay for the marketing and promotional materials belonging to the Distributor if Company wishes to have such materials but the decision to sell such materials to the Company is at the sole discretion of the Distributor.

16.3. Actions carried out by the Parties after termination of this Agreement shall not be interpreted or treated as renewal of this Agreement.

16.4. The Distributor shall have no claim whatsoever with regards to compensation due to the lawful termination or expiration of this Agreement PROVIDED ALWAYS that the bonuses, rebates and performance incentives, if any, due to the Distributor must be fully settled and paid by the Company.

16.5. Early termination without a good and acceptable reason may render the injured Party to claim damages including loss of profits.

17. RELATIONSHIP OF PARTIES

17.1. Nothing herein shall be construed as creating a partnership or agency between the Parties, and either Party shall be authorised to represent or bind the other Party to any third party.

18. ASSIGNMENT

18.1. Neither Party shall assign, transfer, and/or convey this Agreement, or any part hereof, without the prior written consent of the other.

19. NOTICES

19.1. Unless otherwise expressly provided, all notices, requests, demands, consent or other communications required or permitted under this Agreement shall be in writing and shall be sent by prepaid delivery, registered post, or by fax, and shall be deemed delivered:

(i) when received in case of delivery by personal service; or

(ii) upon actual receipt in the case of posting by mail; or

(iii) when receipt of transmission is acknowledged or within twenty four (24) hours after transmission to the correct fax number, whichever is earlier, in case of delivery by fax; or

(iv) when receipt of transmission is acknowledged by electronic mail transmission or if there is no acknowledgement by return mail transmission, such electronic mail transmission is deemed to have received after twenty-four (24) hours after transmission with a telephone confirmation.

19.2. The contact numbers such as telephone number, fax number and electronic mail address have been listed pursuant to clause 14 above.

20. DECLARATION OF INTERESTS

20.1. The Company's President and Chief Executive Officer, Lin Yi Lung @ Oliver Lin whose signs this Agreement hereby declares that he is also the managing director of the Advisor and the Marketing Agent and therefore shall deem to have interests thereof.

21. MISCELLANEOUS

21.1. No part of this Agreement may be varied, modified or otherwise changed except by mutual agreement of the Parties in writing.

21.2. The failure of either Party to enforce at anytime or for any period any one or more of the terms or conditions of this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

21.3. This Agreement supersedes any prior negotiations, agreements and commitments on the subject matter hereof between the Parties, whether written or oral, and such prior negotiations, assignments and commitments are cancelled upon the signing of this Agreement.

21.4. If any provision of this Agreement is found to be invalid, unlawful, or unenforceable, the remainder of this Agreement, to the extent enforceable, shall be valid.

21.5. This Agreement has been made in the English language.

22. APPLICABLE LAW

22.1. This Agreement shall be construed according to the laws of the United States of America.

22.2. The Parties agree that the venue for all legal proceedings in connection with this Agreement shall be any court in the United States of America.

23. LEGAL FEES AND COST OF PREPARING THIS AGREEMENT

23.1. The cost of preparing this Agreement has been paid by the Company.

23.2. The Distributor shall at its own expense pay legal fees for engagement of a legal advisor to peruse this Agreement and to obtain legal advise thereof.

IN WITNESS WHEREOF the Parties have hereunto executed this Agreement on the day and year first above written.

Signed by **THE COMPANY** in the presence of: Name: HSU CHEN WEN Taiwan Passport No.: 132821330 signature of witness	**GenuFood Energy Enzymes Corp** LIN YI LUNG @ OLIVER LIN President and CEO
Signed by **THE DISTRIBUTOR** in the presence of: Name: TSENG CHING TSUNG Taiwan Passport No.: 300873351 signature of witness	**Taiwan Cell Energy Enzymes Corporation** **(VAT Registration No. 53143409)** PENG BI LIN President/Responsible Person

Signed by
THE MARKETING AGENT
in the presence of:

Name: HSU FU CHUNG

Taiwan Passport No.: 132837377

signature of witness

Access Management Consulting and Marketing Pte Ltd

LIN YI LUNG @ OLIVER LIN
Managing Director

Signed by
THE ADVISOR
in the presence of:

Name: HSIEH CHAO YUAN

Taiwan Passport No.: 301951350

signature of witness

Access Finance and Securities (NZ) Limited

LIN YI LUNG @ OLIVER LIN
Managing Director

EXHIBIT I
THE PRICE LIST

Category A – Enzyme Products for Human Consumption

Item No.	Product Code	Product Name	Size	Unit Price Ex-Factory Taiwan USD	Unit Price FOB US Port USD
1.	1101	Cellax-NCE	1 box x 50 packets x 5g	19.00	-
2.	1102	Cellax-NCE Plus	-	-	-
3.	1103	Cellax-GFL	1 box x 60 packets x 7g	37.80	-
4.	1104	Cellax-GFL Plus	-	-	-
5.	1105	Cellax-TT	1box x 50 packets x 10g	-	-
6.	1106	Cellax-TT Plus	-	-	-
7.	1201	Cellax-FG1	1 bottle x180capsules x 500mg	-	47.25
8.	1202	Cellax-SP	1 bottle x 60 capsules x 500mg	-	20.25
9.	1203	Cellax-E2AF	1 bottle x 90 capsules x 750mg	-	49.50
10.	1204	Cellax-E	1 bottle x 450 capsules x 500mg	-	94.45
11.	1205	Cellax-SNU	1 bottle x 150 capsules x 500mg	-	47.25
12.	1206	Cellax-DG1	1 bottle x 90 capsules x 500mg	-	24.50

NOTES:

(a) All prices are subject to change without advance notice given.

(b) Delivered Price means inclusive of Taiwan sales tax and local transportation charges within Taiwan but does not cover transportation and delivery charges to Kinmen, Punghu and Matsu islands.

(c) All Prices are quoted in US Dollar.

(d) Products sold are non-returnable.

(e) Exhibit I – The Price List forms part and parcel of this Agreement.

EXHIBIT II
THE PACKING LIST

Category A – Enzyme Products for Human Consumption

Item No.	Product Code	Product Name	Size	Packing List
1.	1101	Cellax-NCE	1 packet 5g	1 carton x 24 boxes x 50 packets
2.	1102	Cellax-NCE Plus	1 capsule 250mg	-
3.	1103	Cellax-GFL	1 packet 7g	1 carton x 20 boxes x 60 packets
4.	1104	Cellax-GFL Plus	1 capsule 250mg	-
5.	1105	Cellax-TT	1 packet 10g	1 carton x 16 boxes x 50 packets
6.	1106	Cellax-TT Plus	1 capsule 250mg	-
7.	1201	Cellax-FG1	1 capsule 500mg	1 pallet x 40 cartons x 12 bottles
8.	1202	Cellax-SP	1 capsule 500mg	1 pallet x 70 cartons x 12 bottles
9.	1203	Cellax-E2AF	1 capsule 750mg	1 pallet x 40 cartons x 12 bottles
10.	1204	Cellax-E	1 capsule 500mg	1 pallet x 20 cartons x 12 bottles
11.	1205	Cellax-SNU	1 capsule 500mg	1 pallet x 40 cartons x 12 bottles
12.	1206	Cellax-DG1	1 capsule 500mg	1 pallet x 40 cartons x 12 bottles

EXHIBIT III

THE FIRST PURCHASE ORDER

Category A – Enzyme Products for Human Consumption

Item No.	Product Code	Product Name	Packing List	Quantity (cartons)	Total (USD)
1.	1101	Cellax-NCE	1 carton x 24 boxes x 50 packets	50	22,800.00
2.	1102	Cellax-NCE Plus	-	-	-
3.	1103	Cellax-GFL	1 carton x 20 boxes x 60 packets	50	37,800.00
4.	1104	Cellax-GFL Plus	-	-	-
5.	1105	Cellax-TT	1 carton x 16 boxes x 50 packets	-	-
6.	1106	Cellax-TT Plus	-	-	-
7.	1201	Cellax-FG1	1 pallet x 40 cartons x 12 bottles	40	22,680.00
8.	1202	Cellax-SP	1 pallet x 70 cartons x 12 bottles	70	17,010.00
9.	1203	Cellax-E2AF	1 pallet x 40 cartons x 12 bottles	40	23,760.00
10.	1204	Cellax-E	1 pallet x 20 cartons x 12 bottles	20	22,668.00
11.	1205	Cellax-SNU	1 pallet x 40 cartons x 12 bottles	40	22,680.00
12.	1206	Cellax-DG1	1 pallet x 40 cartons x 12 bottles	40	11,760.00
	TOTAL			350	181,158.00

PAYMENT TERMS PURSUANT TO CLAUSE 9.6 OF THIS AGREEMENT:

(a) Fourteen days from the date of this Agreement - 30% of the total amount = USD 54,347.40

(b) Thirty days from the date of this Agreement - 70% of the total amount = USD126,810.60

NOTE:

Please add or provide an amount for bank charges and commission when you are doing a wire telegraphic transfer to our bank account failure to do so we (the Company) shall send you a debit note for the recovery same.